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                                                                   EXHIBIT 10.12

                        OMNIBUS STOCK AND INCENTIVE PLAN

                             MOLINA HEALTHCARE, INC.

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                               TABLE OF CONTENTS
Item                                                                    Page
----                                                                    ----

SECTION 1.    Establishment.                                              1
SECTION 2.    Purpose of Plan.                                            1
SECTION 3.    Types of Awards Under Plan.                                 1
SECTION 4.    Eligibility.                                                1
SECTION 5.    Number of Shares Covered By Options
              and Restricted Stock Grants; No Preemptive
              Rights; Right of First Refusal.                             1
SECTION 6.    Administration.                                             2
SECTION 7.    Terms of Stock Options.                                     5
SECTION 8.    Stock Appreciation Rights and Phantom Stock.               10
SECTION 9.    Performance Shares and Units.                              13
SECTION 10.   Restricted Stock, Restricted Stock Units, and
              Unrestricted Stock Grants.                                 15
SECTION 11.   Adjustment of Number of Shares.                            18
SECTION 12.   Change of Control.                                         19
SECTION 13.   Beneficiary Designation.                                   19
SECTION 14.   Tax Withholding.                                           20
SECTION 15.   Indemnification.                                           21
SECTION 16.   Gender and Number.                                         21
SECTION 17.   Controlling Law.                                           21
SECTION 18.   No Stockholder Rights.                                     21
SECTION 19.   Amendments.                                                21
SECTION 20.   Termination or Suspension.                                 22

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                        OMNIBUS STOCK AND INCENTIVE PLAN
                             MOLINA HEALTHCARE, INC.

     SECTION 1. Establishment. There is hereby established the Omnibus Stock and Incentive Plan (the "Plan"), pursuant to which key employees of Molina Healthcare, Inc., a California corporation ("MHI") and its wholly owned subsidiaries, may be permitted to participate in the increases in value of MHI and its wholly owned subsidiaries (collectively, the "Employers").

     SECTION 2. Purpose of Plan. Under this Plan, MHI may grant any one or more type of incentive awards to professional and managerial employees who measurably impact the performance of the Employers.

     SECTION 3. Types of Awards Under Plan. MHI may grant under this Plan Qualified and Non-Qualified Stock Options (as described in Section 7) ("Options"), Stock Appreciation Rights (as described in Section 8) ("SARs"), Performance Units (as described in Section 9)("Performance Units"), Performance Shares (as described in Section 9)("Performance Shares"), Restricted Stock ("Restricted Stock"), Restricted Stock Units ("Restricted Stock Units") and grants of stock not subject to restrictions ("Unrestricted Stock Grants") (as described in Section 10). Options, SARs, Performance Units, Performance Shares, Restricted Stock Units, Unrestricted Stock Grants and Restricted Stock are collectively referred to herein as "Awards".

     SECTION 4. Eligibility. The Committee may grant Awards to any employees (including officers) of the Employers. Any employee to whom the Committee has granted an Award ("Participant") shall be bound by the terms of this Plan and the Stock Option Agreement, Stock Appreciation Right Agreement, Performance Agreement and/or Restricted Stock Agreement (collectively, the "Award Agreement") applicable to him.

     SECTION 5. Number of Shares Covered By Options and Restricted Stock Grants; No Preemptive Rights; Right of First Refusal. The total number of shares that may be awarded under this Plan shall be that number of shares that is equal to six point eight percent (6.8%) of the issued and outstanding shares of common stock as of the first day of each calendar year for which the Plan is in effect ("Common Stock") (or the number and kind of shares of common stock of MHI or other securities of MHI which, in accordance with Section 11 of the Plan, shall be substituted for such shares of Common Stock or to which

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said shares shall be adjusted; hereinafter, all references to Common Stock includes references to said shares to which said shares are adjusted). The issuance of Common Stock pursuant to the provisions of this Plan for Awards shall be free from any preemptive or preferential right of subscription or purchase on the part of any stockholder, If any outstanding Option or grant of Restricted Stock granted under this Plan expires or is terminated for any reason, the shares of Common Stock subject to the unexercised portion of such Option or grant of Restricted Stock will again be available for Options and grants of Restricted Stock issued under this Plan.

     Each certificate for Common Stock of MHI issued under the Plan shall be endorsed with the following legend:

          "This certificate shall not be transferred except in accordance with the provisions of a Right of First Refusal as set forth in Section 5 of Molina Healthcare, Inc.'s Omnibus Stock and Incentive Plan, a copy of which is on file in the office of Molina Healthcare, Inc., and the provisions of said Right of First Refusal shall be binding upon this certificate and each holder hereof."

     A Participant desiring to sell Common Stock of MHI issued pursuant to this Plan shall give notice in writing of his desire to MHI. MHI thereupon shall have the option to purchase Common Stock in exchange for the Fair Market Value as determined under Section 7. Such option shall be exercised by written notice to the Participant within thirty (30) days after receipt of his notice of desire to sell stock that MHI agrees to purchase said Common Stock. Payment for such Common Stock shall be made within one year of MHI's written notification of its exercise of its right to purchase the common stock, with interest of eight percent (8%) per annum, simple interest, accruing from the date of notice of exercise of MHI's right to repurchase. Payment shall be made, at Molina Healthcare's discretion, in either a) a lump sum, or b) multiple approximately equal installments.

     SECTION 6. Administration.

          (a) This Plan shall be administered by the committee (the "Committee") referred to in paragraph (b) of this Section. Subject to the express provisions of this Plan, the Committee shall have complete authority, in its discretion,

               (i) to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to the Plan;

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               (ii) to determine the terms and provisions of Awards granted hereunder and to make such determinations as to the Participants to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the Agreements evidencing the same, which need not be uniform and which the Committee may make selectively among Participants who receive, or who are to receive, Awards under the Plan, whether or not the Participants are similarly situated;

               (iii) to determine to whom the Options shall be granted, the times and the prices at which Options are granted, the Option periods, the number of shares of Common Stock to be subject to each Option, whether each Option shall be an Incentive Stock Option or a Non-Incentive Stock Option, and to determine the terms and provisions of each Option (which need not be identical);

               (iv) to determine to whom SARS shall be granted, the times and duration of each SAR, the number of shares of Common Stock to which each SAR relates, whether an SAR is granted with respect to Options or alone, without reference to any related stock option, and to determine the terms and provisions of each SAR (which need not be identical);

               (v) to determine to whom Performance Shares and Performance Units shall be granted, the applicable Performance Period (as that term is defined in Section 9), and the number of shares of Common Stock represented by Performance Shares and Performance Units ("Performance Awards"), to maintain Performance Accounts (as defined in Section 9), and to determine the terms and provisions of Performance Awards (which need not be identical);

               (vi) to determine to whom Restricted Stock, Unrestricted Stock and Restricted Stock Units shall be granted, the Restriction Period (as that term is defined in Section 10), the number of shares of Restricted Stock, the terms and provisions (which

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                    need not be identical) of awards of Restricted Stock and
                    Restricted Stock Units and whether the Participant has met the goals on or before the close of the Restriction Period;

               (vii) to impose such limitations with respect to Options and
                    Restricted Stock, including without limitation, any relating to the application of federal or state securities laws, as the Committee may deem necessary or desirable;

               (viii) to determine the dates of employment of any employee of the Employers, and the reasons for termination of any Participant;

               (ix) to determine whether any leave of absence constitutes a termination of employment for purposes of this Plan and the impact, if any, of such leave of absence on awards theretofore made under this Plan;

               (x) to determine when a person's change of status with respect to the Employers constitutes a termination of such person's employment for purposes of this Plan;

               (xi) to make such determinations as it deems equitable with respect to the impact, if any, of leaves of absence from the Employers upon Awards hereunder;

               (xii) to grant dividend equivalents upon Awards (other than
                    Restricted Stock, for which Participants are entitled to receive dividends and other distributions paid with respect to Common Shares so held), provided that any such dividend equivalents shall be subject to the terms and conditions imposed by the Committee; and

               (xiii) to make all other determinations necessary or advisable for, the administration of the Plan.

          In making determinations under this Section 6, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the

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          Employers and such other factors as the Committee, in its discretion, deems relevant. The Committee's determination on all of the matters referred to in this Section 6 shall be conclusive,

          (b) The Committee shall consist of from two (2) to five (5) individuals who may, but need not, be members of the Board of Directors of MHI; provided, however, all of the functions of the Committee may be performed, and the powers and authority of the Committee exercised, by the Board of Directors of MHI, in which event the term "Committee" in this Plan, or in any agreement entered into under this Plan with respect to an Award, shall mean the Board of Directors of MHI. The Committee shall be appointed by the Board, which may at any time and from time to time, remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly called and held.

          (c) Nothing contained in this Plan shall be deemed to give any individual any right to be granted an Award except to the extent and upon such terms and conditions as may be determined by the Committee.

          (d) The Committee may at its election provide in any Agreement relating to an Award under this Plan that an Employer will loan to the holder thereof an amount not greater than the excess of
               (i) the purchase price of the shares of Common Stock or other securities issuable upon exercise over (ii) the par value of such shares of Common Stock or other securities. Any such loan will be on the terms and conditions the Committee deems appropriate.

     SECTION 7. Terms of Stock Options. Each Option granted under this Plan shall be evidenced by a written agreement (the "Stock Option Agreement") which shall be executed by MHI and by the Participant, and shall be subject to the following terms and conditions:

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          (a)  The price at which shares of Common Stock covered by each Option may be purchased pursuant thereto shall be determined in each case on the date of grant by the Committee, but shall be an amount not less than the par value of the shares and, for Options that are intended to qualify as Incentive Stock Options pursuant to Code Section 422, not less than the Fair Market Value of the shares of Common Stock at the time the Option is granted. For purposes of this Section, the Fair Market Value of shares of Common Stock on any day shall be:

               (i) in the event the Common Stock is not publicly traded, the fair market value as of the regularly performed valuation (or special valuation date as specified by the Committee ("Valuation Date") as determined in good faith in an outside appraisal by an accounting firm or certified valuation specialist selected by MHI in its discretion; or

               (ii) in the event the Common Stock is publicly traded, the last sale price of a share of Common Stock as reported by the principal quotation service on which the Common Stock is listed, or, if the last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked price of a share of Common Stock as reported by such principal quotation service, or, if there is no such report by such quotation service, for such day, such fair market value shall be the average of (A) the last sale price (or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next preceding such day for which there was a report, and (B) the last sale price (or if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next succeeding such day for which there was a report, or as otherwise determined by the Committee in its discretion pursuant to any reasonable method contemplated by Section 422 of the Code and any Treasury regulations issued pursuant to that Section.

          (b) The option price of the shares to be purchased pursuant to each Option shall be paid in full in cash or, in the discretion of the

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               Committee, by delivery (i.e. surrender) of shares of Common Stock of MHI which have been owned by the Participant for at least six months prior to the exercise of the Option (provided that such shares are not the subject of any pledge or security interest). Shares of Common Stock so delivered will be valued on the day of delivery for the purpose of determining the extent to which the option price has been paid thereby, in the same manner as provided for in the determination of Fair Market Value as set forth in paragraph (a) of this Section, or as otherwise determined by the Committee in its discretion pursuant to any reasonable method contemplated by Section 422 of the Code and any Treasury regulations issued pursuant to that Section.

          (c) Each Stock Option Agreement shall provide that such Option may be exercised by the Participant, in such parts and at such times, as may be specified in such Stock Option Agreement, within a period ending not later than ten years after the date on which the Option is granted (the "Option Period"); provided, however, that the Option Period shall end on the earlier of the date specified in such Stock Option Agreement or the date established below:

               (i)  Options may be exercised only

                    (A)  During the continuance of the Participant's employment;
                         or

                    (B) If the Participant terminates employment other than by retirement under (D) below or for Cause, during the period ending ninety (90) days after the date of termination of such employment to the extent that the right to exercise such Options had accrued on or before the date of termination.

                    (C) In the case of a grant of an Option to an officer or director (as those terms are used in Rule 16a-1 promulgated under the Securities Exchange Act of 1934 or any similar rule which may subsequently be in effect (an "Officer")) the Committee may determine (i) no such Option may be exercised during the first six (6)

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                         months of its term, or (ii) if such Option is
                         exercisable during the first six (6) months of its term, no Common Stock acquired on such exercise shall be transferable until the date which is six (6) months following of the date of grant of the Option. Each Option which is intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code and each Option which is intended to qualify as another type of incentive stock option which may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such options.

                    (D) If the Participant terminates employment and the Committee determines that the termination occurs because of the Participant's retirement or disability, the Participant may exercise the Option if such exercise occurs before the first to occur of anniversary of (i) the Participant's retirement or disability, or (ii) the expiration of the Option Period.

                    (E) If the Participant dies within the Option Period, the Options may be exercised, to the extent specified in the Stock Option Agreement and as herein provided, by the person or persons entitled to do so under the Participant's will, or, if the Participant fails to make testamentary disposition of said Options, or dies intestate, by the Participant's legal representative or representatives, but only if such exercise occurs before the first to occur of (i) the expiration of the Option Period; or (ii) the first anniversary of the Participant's death.

                    (F) A termination shall be for Cause by reason of any of the following: (i) the Participant's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing harm to any Employer or an employee (whether or not for personal gain) or involving acts of moral turpitude, (ii) the Participant's repeated intoxication by alcohol or drugs during the

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                         performance of his duties, (iii) malfeasance in the
                         conduct of the Participant's duties involving misuse or diversion of any Employer's or an employee's funds, embezzlement or willful and material misrepresentations or concealments on any written reports submitted to any Employer, (iv) repeated material failure by the Participant to perform the duties of his employment;
                         (v) material failure by the Participant to follow or comply with the reasonable and lawful written directives of any Employer or the Participant's immediate supervisor; or (vi) a material breach by the Participant of any written agreement between the Participant and any Employer, including without limitation any breach of any written non competition covenant or written covenant by the Participant with respect to the non-disclosure of confidential information.

          (d) In the discretion of the Committee, a single Stock Option Agreement may include both Incentive Stock Options and Non-Incentive Stock Options, or separate Stock Option Agreements may be set forth for Incentive Stock Options and Non-Incentive Stock Options.

          (e) Each Option granted under this Plan shall be non-transferable, and its terms shall state that it is non-transferable and shall, during the lifetime of the Participant be exercisable only by the Participant; notwithstanding the foregoing, Options shall be transferable by the laws of descent and distribution. However, a Participant may hold a Non-Incentive Stock Option in a trust, provided that the Committee may require that the optionee submit an opinion of his legal counsel, satisfactory to the Committee, that such holding has no adverse tax or securities law consequences for the Employers.

          (f) Notwithstanding the foregoing, if any Incentive Stock Option is granted to any person at a time when such person owns, within the meaning of Section 424(d) of the Code, more than ten percent (10 %) of the total combined voting power of all classes of stock of the employer corporation (or a parent or subsidiary of such

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               corporation within the meaning of Section 424 of the Code), the price at which each share of Common Stock covered by such Option may be purchased pursuant to such Option shall not be less than one hundred ten percent (110%) of Fair Market Value (determined as set forth in paragraph (a) of this Section 7) of the shares of Common Stock at the time the Option is granted, and such Option must be exercised within the period specified in the Stock Option Agreement, but in no event later than the tenth anniversary of the date on which the Option was granted.

          (g) Stock Option Agreements under this Plan may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee, in its discretion, including, without limitation, provisions (i) relating to the vesting and termination of Options; (ii) requiring the giving of satisfactory assurances by the Participant that the shares are purchased for investment and not with a view to resale in connection with a distribution of such shares, and will not be transferred in violation of applicable securities laws; (iii) restricting the transferability of such shares during a specified period; and (iv) requiring the resale of such shares to MHI, at a price as specified in the Stock Option Agreement, if the Participant's employment by the Employers terminates prior to a time specified in the Stock Option Agreement.

          (h) All Grants of Qualifying Stock Options hereunder made prior to the date on what shareholders approve that portion of this Plan granting Incentive Stock Options shall be contingent upon subsequent approval of the shareholders of the portion of this Plan, granting Incentive Stock Options.

          (i) This Section 7 of the Plan shall terminate on, and no additional Awards shall be granted after, ten years from the first to occur of the date on which the Plan is adopted, or ten years from the date on which the shareholders approved the Plan.

     SECTION 8. Stock Appreciation Rights and Phantom Stock. An SAR is a right to receive, without payment (except for applicable withholding taxes) to the Employers, a number of shares of Common Stock, cash or a combination thereof, the amount of which is

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determined under paragraph (d) of this Section 8. An SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option, or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the Option), or
(ii) alone, without reference to any related Stock Option. Each SAR granted by the Committee under this Plan shall be subject to the terms and conditions of this Section. SARs awarded under the Plan shall be evidenced by either a Stock Option Agreement or a separate signed Stock Appreciation Right Agreement between the Company and the Participant to whom the SAR is granted. Phantom Stock means an Award with a value equivalent to shares of Common Stock. Each share of Phantom Stock shall represent the right of a Participant to receive an amount equal to the Fair Market Value of a share of Common Stock, determined in the manner established by the Committee at the time of the Award. Each Award of Phantom Stock shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may from time to time determine (the "Phantom Stock Agreement").

          (a) Each SAR or share of Phantom Stock granted to any Participant shall relate to the number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in
               Section 11. In the case of an SAR granted with respect to a Stock Option, the number of shares of Common Stock to which the SAR relates shall be reduced in the same proportion that the holder of such Option exercises with respect to such related Stock Option, and the number of shares subject to an Option shall be reduced in the same proportion that the holder of the SAR exercises with respect to the related Option.

          (b) The term of each SAR shall be determined by the Committee. Unless otherwise provided by such Committee, each SAR shall become exercisable at such time or times and to such extent and upon such conditions as the Stock Option to which it relates (if any) is exercisable. In the case of a grant of an SAR to an Officer, either (i) no such SAR may be exercised during the first six (6) months of its term, or (ii) no such SAR may be exercised during the first six (6) months of its term unless the Committee determines to issue Common Stock alone on such exercise and such Common Stock shall not be transferable until the date which is six (6) months following the date of grant of the SAR. Except as provided in the preceding sentence, the Committee may, in its discretion, accelerate the exercisability of any SAR.

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          (c)  An SAR may be exercised, in whole or in part, by giving written notice to the Committee, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Committee shall direct the Company to deliver to the exercising holder within ninety (90) days after receipt of the notice a certificate for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled. No SAR granted to an Officer may be exercised in whole or in part except during the period described in paragraph (b) hereof,

          (d) Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock, the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

               (i) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds
                    (A) in the case of an SAR related to an Option, the purchase price of the Common Shares under the Option or (B) in the case of an SAR granted alone, without reference to a related Option, an amount which shall be determined by the Committee at the time of the grant, subject to adjustment under
                    Section 11; by

               (ii) the Fair Market Value of a share of Common Stock on the exercise date,

               In lieu of issuing shares of Common Stock upon the exercise of an SAR, the Committee may elect to pay the holder of an SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the

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               portion necessary to make a whole share at its Fair Market Value on the date of exercise.

          (e) Awards of Phantom Stock shall not entitle the Participant or Beneficiary to any dividend or voting rights or any other rights of a shareholder with respect to such Phantom Stock. However, the Committee may, in its discretion, provide the Participant with dividend equivalents (payable on a current or deferred basis). At any time subsequent to full vesting of Phantom Stock, the Participant may tender his Phantom Stock to the Committee, and MHI shall pay the Participant an amount equal to the then Fair Market Value of the equivalent number of shares of Common Stock; provided, however, that upon such tender, the Participant may receive no further Phantom Stock under this Plan for twelve (12) months following the date of such payment.

     SECTION 9. Performance Shares and Units.

          (a) The Committee may award to any Participant Performance Shares and/or Performance Units ("Performance Awards"). Each Performance Share shall represent one share of Common Stock. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value to be determined in the manner established by the Committee at the time of the Award, which value may, without limitation, be equal to the Fair Market Value of one share of Common Stock. Each Performance Award under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may from time to time determine (the "Performance Agreement").

          (b) At the time of the Performance Award, the Committee shall establish an account (the "Performance Account") for each Participant to whom a Performance Award has been granted. Performance Units and Performance Shares awarded to a Participant shall be credited to the Participant's Performance Account,

          (c) The performance period for each Performance Award shall be of such duration as the Committee shall establish at the time of the

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               award (the "Performance Period") There may be more than one
               Performance Award in existence for a Participant at any time, and more than one Performance Period applicable to a Participant, and the duration of Performance Periods may differ.

          At the time of each Performance Award, the Committee may, in its complete discretion, establish performance target(s) to be achieved within the Performance Period(s). The performance target(s) shall be determined by the Committee using such measures of performance of the Employers over the Performance Period as the Committee shall select. During any Period, the Committee may adjust the performance targets for such Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine. If the Committee determines that the Participant has failed to meet the performance target(s), the Participant will not receive payment of the Performance Award.

          Performance Awards will be earned as determined by the Committee in respect of a Performance Period in relation to the degree of attainment of performance target(s),

          (d) Performance Awards shall be earned to the extent that their terms and conditions are met. Notwithstanding the foregoing, Performance Awards and any other amounts credited to the Participant's Performance Account shall be payable to the Participant only in accordance with the Performance Agreement. The Committee shall make all payment determinations during the four (4) month period beginning on the first day following the close of the Performance Period. Payment for Performance Awards may be made in a lump sum or in installments, in cash, Common Stock or in a combination thereof as the Committee may determine.

          (e) In the event that a Participant's employment by the Employers terminates before the end of a Performance Period with the consent of the Committee, or upon a Participant's death, retirement or disability before the end of a Performance Period, the Committee, taking into consideration the performance of such Participant and the performance of the Employers over such portion of the

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               Performance Period, may authorize the payment to such Participant
               (or his legal representative or designated beneficiary) of all or a portion of the amount which would have been paid to him had he continued his employment until the end of the Performance Period. In the event a Participant ceases his employment for any other reason, any unpaid amounts for any outstanding Performance Periods, shall be forfeited.

     SECTION 10. Restricted Stock, Restricted Stock Units, and Unrestricted Stock Grants.

          (a) At the time of the Award under (b) or (c) below, there shall be established for each Participant a restriction period (the "Restriction Period") which shall lapse (i) upon the completion of a period of time ("Time Goal") as shall be determined by the Committee, or (ii) upon the achievement of stock price goals within certain time periods ("Price/Time Goal") as shall be determined by the Committee provided that, in the case of an award to an Officer, such Time Goal or Price/Time Goal shall last at least until the date which is six (6) months after the date of the Award.

          (b) The Committee may award to any Participant any shares of Common Stock, subject to this Section 10 and such other terms and conditions as the Committee may prescribe (such shares being herein called "Restricted Stock"), or subject to no restriction ("Unrestricted Stock Grants"). Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited by him, together with a stock power endorsed in blank, with the Committee. Shares of Restricted Stock awarded under this Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may from time to time determine in its discretion (the "Restricted Stock Agreement"), Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period. Except for such restrictions on transfer, the Participant as owner of such shares of Restricted Stock shall have all the rights of a holder of such Common Stock. However, a Participant may hold Restricted Stock in a trust, provided that the Committee may require that the Participant submit an opinion of his legal counsel, satisfactory to the Committee, that such holding has no adverse tax or securities law consequences for MHI.

               With respect to shares of Restricted Stock which are issued subject to a Time Goal, the Committee shall redeliver to the Participant (or the Participant's legal representative or designated beneficiary) the certificates deposited pursuant to paragraph (a) of this Section 10 at the expiration of the Restriction Period. With respect to shares of Restricted Stock which are issued subject to a Price/Time Goal, the Committee shall redeliver to the Participant (or the Participant's legal representative or designated beneficiary) the certificates deposited pursuant to paragraph (b) of this Section 10 at the expiration of the Restriction Period. With respect to shares of Restricted Stock which are issued subject to a Price/Time Goal or Time Goal which fail to meet the goal before the end of the Restriction Period, all such shares shall be forfeited and the Committee shall have the right to complete a blank stock power in order to return such shares to MHI.

          (c) The Committee may award to a Participant a right to receive Common Stock or cash equivalent to the Fair Market Value of the Common Stock, in the Committee's discretion, at the end of the Restriction Period ("Restricted Stock Units") subject to achievement of a Time Goal or Price/Time Goal established by the Committee. At the end of the Restriction Period, with respect to Restricted Stock Units which are subject to a Time Goal, the Committee shall deliver notice to the Participant (or the Participant's legal representative or designated beneficiary) as to whether the Participant has achieved the Time Goal. With respect to Restricted Stock Units which are awarded subject to a Price/Time Goal, the Committee shall deliver notice to the Participant (or the Participant's legal representative or designated beneficiary) at the end of the Restriction Period as to whether the Participant has achieved the Price/Time Goal. 1f the Committee determines that a Participant has not achieved the Time Goal or Price/Time Goal, the Participant shall have no further rights with respect to the Restricted Stock or Restricted Stock Units.

          (d) In the event a Participant ceases his employment with the Employers with the consent of the Committee or upon the Participant's death, retirement or disability before the end of the Restriction Period and the Participant has received an Award subject to a Time Goal, the restrictions imposed under this Section shall lapse with respect to the number of those shares subject to a Time Goal as shall be determined by the Committee, but in no event less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed after the date of Award of the Restricted Stock subject to a Time Goal to the Participant to the date of termination and the denominator of which is the number of months in the Restriction Agreement, multiplied by (ii) the number of shares of Restricted Stock or Restricted Stock Units awarded to the Participant subject to the Time Goal.

               In the event a Participant ceases his employment the Employers with the consent of the Committee or upon the Participant's death, retirement or disability before the end of the Restriction Period and the Participant has received an Award subject to a Price/Time Goal, the restrictions imposed under this Section shall lapse upon the achievement of the Price/Time Goal within two (2) years of the Participant's termination of employment with respect to such number of shares or units subject to a Price/Time Goal as shall be determined by the Committee. In no event shall the number of shares or units be less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed after the date of award of the Restricted Stock or Restricted Stock Units subject to a Price/Time Goal to the Participant to the date of termination and the denominator of which is the number of months elapsed after the date award of the Restricted Stock or Restricted Stock Units subject to a Price/Time Goal to the Participant to the date of achievement of the Price/Time Goal, multiplied by (ii) the number of shares of Restricted Stock or Restricted Stock Units subject to the Price/Time Goal.

               In the event a Participant ceases his employment with the Employers for any other reason, all shares of Restricted Stock theretofore awarded to that Participant which are still subject to restrictions shall be forfeited and the Committee shall have the right to complete the blank stock power.

     SECTION 11. Adjustment of Number of Shares. In the event of a stock dividend or stock split is declared upon the stock, the number of shares of Common Stock then subject to an Award and the number of shares reserved for issuance pursuant to this Plan but not yet covered by an Option shall be adjusted by adding to each of such shares the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or split. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of MHI or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an Option, the number and kind of other stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged; provided, however, that in the event such change or exchange results from a merger or consolidation, and in the judgment of the Board of Directors of MHI such substitution cannot be effected or would be inappropriate, or if MHI shall sell all or substantially all of its assets, MHI shall use reasonable efforts to effect some other adjustment of each such outstanding Option which the Board of Directors of MHI, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as described above in this Section, in the number or kind of the outstanding shares of Common Stock or of any stock or other securities into which such shares of Common Stock shall have been changed or for which they shall have been exchanged then, if the Board of Directors of MHI shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance under the Plan but not yet covered by an Option, and of the shares then subject to an Option or Options, such adjustment shall be made by the Board and shall be effective and binding for all purposes of this Plan and of each Stock Option Agreement. Notwithstanding the foregoing, if any adjustment in the number of shares which may be issued and sold pursuant to options is required by the Code or regulations promulgated thereunder to be approved by the stockholders in order to enable the Company to issue Incentive Stock Options pursuant to this Plan, then no such adjustment shall be made without the approval of the stockholders. In the case of any such substitution or adjustment as provided for in this Section, the option price in each Stock Option Agreement for each share covered thereby prior to such substitution or adjustment will be the total option price for all shares of stock or other securities which shall have been substituted for each share or to which such share shall have been adjusted pursuant to this Section. No adjustment or substitution provided for in this

Section shall require the Company, in any Stock Option Agreement, to sell a fractional share, and the total substitution or adjustment with respect to each Stock Option Agreement shall be limited accordingly. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the effect of the adjustments or substitution is to cause the Option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such Option within the meaning of Section 424 of the Code, the Board of Directors of the Company shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Board, in its sole discretion, deems equitable.

     SECTION 12. Change of Control. In the event of a "Change of Control" or "Initial Public Offering" (as both defined herein), all Awards hereunder shall vest immediately. As used herein, a "Change of Control" shall mean and be deemed to have occurred if any person (other than the individuals or entities listed on Attachment A, which may be modified by the Committee from time to time) is or becomes the beneficial owner of 20 percent or more of MHI's Common Stock or a change in the composition of MHI's Board of Directors such that within any period of two consecutive years, persons who at the beginning of such period and whose election, or nomination for election by the shareholders of MHI was approved by a vote of at least two-thirds of the persons who were either directors at the beginning of such period or whose subsequent election or nomination was previously approved in accordance with this clause, cease to constitute at least a majority of the Board of Directors, or if MHI's Board of Directors reaches agreement to merge or consolidate with another entity and MHI is not the surviving corporation, or if all, or substantially all of the assets of MHI are sold, or if MHI shall dissolve or liquidate. An "Initial Public Offering" shall be deemed to occur if MHI offers shares to the public pursuant to a registration filed under Form S-1 or Form S-B2 (or any replacement forms) under the Securities Act of 1933.

     SECTION 13. Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will be effective only with the written consent of the Participant's spouse and will revoke all prior designations by that Participant, shall be in the form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

     SECTION 14. Tax Withholding.

          (a) The Employers shall have the power to withhold, or require a Participant to remit to MHI, an amount sufficient to satisfy any withholding or other tax due from MHI with respect to any amount payable and/or shares issuable under the Plan, and MHI may defer such payment or issuance unless indemnified to its satisfaction.

          (b) Subject to the consent of the Committee, due to (i) the exercise of a Non-Incentive Stock Option, (ii) the lapse of restrictions on a Restricted Stock Award, or (iii) the issuance of any other stock award under the Plan, a Participant may make an irrevocable election (an "Election") to (A) have shares of Common Stock otherwise issuable under (i) withheld, or (B) tender back to MHI shares of Common Stock received pursuant to (i), (ii), or (iii), or (C) deliver back to the Company pursuant to (i), (ii), or
               (iii) previously acquired shares of Common Stock of MHI having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated tax obligations associated with the transaction. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises (the "Tax Date"). The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Award under this Plan that the right to make Elections shall not apply to such Awards.

          (c) If a Participant is an Officer, then an Election is subject to the following additional restrictions:

               (i) No election shall be effective for a Tax Date which occurs within six months of the grant of the award.

               (ii) The Election must be made and must be effective during a period beginning on the third business day following the date of release for publication of MHI's quarterly or annual summary statements of earnings and ending on the twelfth business day following such date.

     SECTION 15. Indemnification. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by MHI against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with MHI's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give MHI an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under MHI's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that MHI may have to indemnify them or hold them harmless.

     SECTION 16. Gender and Number. Except where otherwise indicated by the context, words in the masculine gender when used in the Plan will include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

     SECTION 17. Controlling Law. This document shall be construed under the laws of the State of California.

     SECTION 18. No Stockholder Rights. No Participant hereunder shall have any rights of a stockholder of MHI by reason of being granted an Award under this Plan, except as specifically provided with respect to Restricted Stock.

     SECTION 19. Amendments. This Plan may be amended from time to time by written resolution of the Board of Directors of MHI; provided, however, that no amendment which shall (i) change the total number of shares which may be issued and sold pursuant to Options granted under this Plan, (ii) change the designation of the class of employees eligible to receive Incentive Stock Options or the class of individuals eligible to receive Non-Incentive Stock Options, (iii) decrease the minimum Option price set forth in paragraph (a) of
Section 7 of this Plan, (iv) extend the period during which an Option may be granted or exercised beyond the maximum period specified in this Plan, or (v) withdraw the authority to administer this Plan from the Committee, shall be effective without the approval of the stockholders. Notwithstanding the foregoing, the Board may amend the Plan to incorporate or conform to requirements imposed by and amendments made to the Code or regulations promulgated thereunder which the Board deems to be necessary or desirable to preserve (a) incentive stock option status for outstanding Incentive Stock Options and to preserve the ability to issue Incentive Stock Options pursuant to this Plan,

(b) the deductibility by MHI of amounts taxed to Plan Participants as ordinary compensation income, and (c) the status of any Award as exempt from registration requirements under any securities law for which the Award was intended to be exempt.

     SECTION 20. Termination or Suspension. The Board of Directors of MHI may terminate the Plan or any portion thereof at any time by written resolution. No suspension or termination shall impair the rights of Participants under outstanding Awards without the consent of the Participants affected thereby.

                                  Attachment A

Joseph Marion Molina, M.D.

John Conrad Molina

Mary R. Molina

Martha Bernadett, M.D.

Josephine Battiste

Janet Walt

Molina Marital Trust

Mary R. Molina Living Trust

Molina Family Ltd. Partnership

Molina Siblings Trust

                             SECRETARY'S CERTIFICATE

     I, Mark L. Andrews, in my capacity as Secretary of Molina Healthcare, Inc., hereby confirm that the attached Omnibus Stock and Incentive Plan has been amended pursuant to shareholder action taken on December 18, 2000.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 2nd day of October, 2001.


                                                             /s/
                                                             -------------------
                                                             Mark L. Andrews
                                                             Corporate Secretary